Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter 2022 Results

MIAMI, FL (February 21, 2023) – The Hackett Group, Inc. (NASDAQ: HCKT), a leading benchmarking, research advisory and strategic consultancy firm that enables organizations to achieve Digital World Class™ performance, today announced its financial results for the fourth quarter, which ended on December 30, 2022.

Financial Highlights

•
Total revenue in the fourth quarter of 2022 was $70.1 million and revenue before reimbursements was $68.8 million, which exceeded the high end of our guidance. This compares to total revenue of $70.2 million and revenue before reimbursements of $69.8 million in the fourth quarter of the prior year.
•
GAAP diluted earnings per share was $0.31 in the fourth quarter of 2022, as compared to $0.50 in the fourth quarter of 2021. GAAP results for the fourth quarter of 2021 included a $7.7 million, or $0.23 per diluted share, tax benefit related to the exercise of 2.9 million outstanding share appreciation rights (SARs).
•
Adjusted diluted earnings per share, a non-GAAP measure, was $0.36, exceeding the high end of our guidance, as compared to $0.56 in the fourth quarter of 2021. Adjusted diluted earnings per share in the fourth quarter of 2021 included a $7.7 million, or $0.23 per diluted share, tax benefit related to the exercise of 2.9 million outstanding SARs. Excluding this non-recurring tax benefit, adjusted diluted earnings per share in the prior year was $0.33. Adjusted financial information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.
•
During the fourth quarter of 2022, the Company completed its “Dutch auction” tender offer through which it repurchased 4.9 million shares for a total cost of $115 million, or $23.50 per share, excluding transaction related fees. As of the end of the fourth quarter, the Company’s remaining share repurchase program authorization was $14.7 million.
•
As of the end of the quarter, the Company had $60.0 million outstanding on its credit facility.
•
Subsequent to the end of the fourth quarter, the Company’s Board of Directors declared its first quarter 2023 dividend of $0.11 per share for its shareholders of record on March 24, 2023, to be paid on April 7, 2023.

“In spite of the increasing macro-economic headwinds we experienced during the second half of the year, we reported strong annual operating results with operating income up 19% for the year,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “We achieved our results while continuing to increase our investments in program development and sales resources for our expanding IP as-a-Service, research advisory and market intelligence offerings, which were up over 20% for the year.”

Business Outlook for the First Quarter of 2023

Based on the Company’s current outlook:

•
The Company estimates total revenue before reimbursements for the first quarter of 2023 will be in the range of $69.0 million to $70.5 million.
•
The Company estimates adjusted diluted earnings per share for the first quarter of 2023 to be in the range of $0.35 and $0.38, assuming a GAAP effective tax rate of 22%.

Conference Call and Webcast Details

•
On Tuesday, February 21, 2023, senior management will discuss fourth quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Fourth Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 21, 2023 and will run through 5:00 P.M. ET on Tuesday, March 7, 2023. To access the rebroadcast, please dial (866) 510-4837. For International callers, please dial (203) 369-1943.
•
In addition, The Hackett Group will also be webcasting this conference call live. To participate, simply visit http://www.thehackettgroup.com/about/investor-relations/ approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 21, 2023 and will run through 5:00 P.M. ET on Tuesday, March 7, 2023. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which exclude the loss from discontinued operations, non-cash stock based compensation expense, acquisition-related compensation expense, acquisition-related non-cash stock based compensation expense, restructuring charges and reversals, amortization of intangible assets and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group

The Hackett Group, Inc. (NASDAQ: HCKT) is a leading benchmarking, research advisory and strategic consultancy firm that enables organizations to achieve Digital World Class™performance.

Drawing upon our unparalleled intellectual property from more than 25,000 benchmark studies and our Hackett-Certified® best practices repository from the world’s leading businesses – including 97% of the Dow Jones Industrials, 93% of the Fortune 100, 73% of the DAX 30 and 52% of the FTSE 100 – captured through our leading benchmarking platform, Quantum Leap® and our Digital Transformation Platform, we accelerate digital transformations, including enterprise cloud implementations.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

# # #

The Hackett Group, Hackett-Certified, quadrant logo, World Class Defined and Enabled, Quantum Leap and Digital Excelleration are the registered marks of The Hackett Group.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include without limitation, the ability of The Hackett Group to effectively market its digital transformation and other consulting services, competition from other consulting and technology companies that may have or develop in the future, similar offerings, the commercial viability of The Hackett Group and its services as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

Page 4 of 8 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 30,	December 31,	December 30,	December 31,
	2022	2021	2022	2021
Revenue:
Revenue before reimbursements	$68,817	$69,776	$289,688	$277,583
Reimbursements	1,300	456	4,054	1,226
Total revenue	70,117	70,232	293,742	278,809

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $1,401, $6,201, $1,470 and $6,766 of non-cash stock based compensation expense in the quarters and twelve months ended December 30, 2022 and December 31, 2021, respectively)	39,208	42,301	174,112	171,920
Reimbursable expenses	1,300	456	4,054	1,226
Total cost of service	40,508	42,757	178,166	173,146

Selling, general and administrative costs (includes $1,038, $4,066, $841 and $3,356 of non-cash stock based compensation expense in the quarters and twelve months ended December 30, 2022 and December 31, 2021, respectively)	15,986	15,474	60,979	59,187
Restructuring charge and asset impairment	-	-	(651)	-
Total costs and operating expenses	56,494	58,231	238,494	232,333

Operating income	13,623	12,001	55,248	46,476

Other expense, net:
Interest expense, net	(74)	(19)	(144)	(95)

Income from continuing operations before income taxes	13,549	11,982	55,104	46,381
Income tax expense (benefit) (1)	3,833	(4,539)	14,302	4,829
Income from continuing operations	9,716	16,521	40,802	41,552
Loss from discontinued operations (net of taxes)	-	-	-	(7)
Net income	$9,716	$16,521	$40,802	$41,545

Weighted average common shares outstanding:
Basic	30,812	29,970	31,400	30,021
Diluted	31,474	32,916	31,962	32,883

GAAP basic net income per common share:
Income per common share from continuing operations	$0.32	$0.55	$1.30	$1.38
Loss per common share from discontinued operations	-	-	-	(0.00)
GAAP basic net income per common share	$0.32	$0.55	$1.30	$1.38

GAAP diluted net income per common share:
Income per common share from continuing operations	$0.31	$0.50	$1.28	$1.26
Loss per common share from discontinued operations	-	-	-	(0.00)
GAAP diluted net income per common share	$0.31	$0.50	$1.28	$1.26

(1) The fourth quarter and full year of 2021 included a tax benefit of $7.7 million related to the exercise of 2.9 million SARs.

Page 5 of 8 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$30,255	$45,794
Accounts receivable and contract assets, net	48,376	50,616
Prepaid expenses and other current assets	2,535	5,766
Total current assets	81,166	102,176
Property and equipment, net	19,359	18,026
Other assets	268	620
Goodwill	83,502	85,070
Operating lease right-of-use assets	698	1,649
Total assets	$184,993	$207,541

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,741	$7,677
Accrued expenses and other liabilities	36,712	30,297
Contract liabilities (deferred revenue)	13,278	14,616
Operating lease liabilities	870	2,299
Total current liabilities	59,601	54,889
Long-term deferred tax liability, net	6,877	7,325
Long-term debt	59,653	-
Operating lease liabilities	584	1,474
Total liabilities	126,715	63,688

Shareholders' equity	58,278	143,853
Total liabilities and shareholders' equity	$184,993	$207,541

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The Hackett Group, Inc.

SEGMENT PROFIT

(in thousands)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 30,	December 31,	December 30,	December 31,
	2022	2021	2022	2021
Global S&BT (1):
Total revenue (4)	$40,901	$39,268	$169,660	$146,224
Segment profit (5)	15,380	14,805	61,319	49,321
Oracle Solutions (2):
Total revenue (4)	$17,155	$19,123	$76,320	$74,886
Segment profit (5)	3,188	3,554	15,335	15,662
SAP Solutions (3):
Total revenue (4)	$12,061	$11,841	$47,762	$57,699
Segment profit (5)	3,589	3,352	12,827	18,843
Total Company:
Total revenue (4)	$70,117	$70,232	$293,742	$278,809

Total segment profit	$22,157	$21,711	$89,481	$83,826
Items not allocated to segment level (5):
Corporate general and administrative expenses	5,281	6,357	21,180	22,840
Non-cash stock based compensation expense	2,439	2,311	10,267	10,122
Acquisition-related compensation expense	-	-	-	11
Depreciation and amortization	814	1,042	3,437	4,377
Restructuring charge and asset impairment	-	-	(651)	-
Interest expense, net	74	19	144	95
Income from continuing operations before taxes	$13,549	$11,982	$55,104	$46,381

(1) Global S&BT includes the results of our strategic businesses consulting practices, including S&BT Consulting, Benchmarking, Business Advisory Services, IP as-a-Service and OneStream.

(2) Oracle Solutions includes the results of our EPM/ERP and AMS practices.

(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.

(4) Total revenue includes reimbursable expenses, which are project travel-related expenses passed through to a client with no associated operating margin.

(5) Segment profits consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. These administrative function costs include corporate general and administrative expenses, non-cash stock based compensation, depreciation and amortization expense, restructuring charges and reversals and interest expense. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

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The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Twelve Months Ended
	December 30,	December 31,	December 30,	December 31,
	2022	2021	2022	2021
GAAP NET INCOME	$9,716	$16,521	$40,802	$41,545
Adjustments (1):
Loss from discontinued operations	-	-	-	7
Non-cash stock based compensation expense (2)	2,436	2,283	10,252	9,716
Acquisition-related compensation expense (3)	-	-	-	11
Acquisition-related non-cash stock based compensation expense (3)	3	28	15	406
Restructuring charge and asset impairment	-	-	(651)	-
Amortization of intangible assets (4)	-	233	154	1,016
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	12,155	19,065	50,572	52,701
Tax effect of adjustments above (5)	687	646	2,562	2,796
ADJUSTED NET INCOME (1)	$11,468	$18,419	$48,010	$49,905

GAAP diluted net income per common share	$0.31	$0.50	$1.28	$1.26
Adjusted diluted net income per common share (1)	$0.36	$0.56	$1.50	$1.52
Weighted average common and common equivalent shares outstanding	31,474	32,916	31,962	32,883

(1) The Company provides adjusted earnings results (which exclude the loss from discontinued operations, non-cash stock based compensation expense, acquisition-related compensation expense, acquisition-related non-cash stock based compensation expense, restructuring charges and reversals, amortization of intangible assets and include a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation, are widely used by investors.

(3) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(4) The Company has incurred expense on amortization of intangible assets related to various acquisitions. The Company excludes the effect of the amortization of intangibles from our adjusted results in order to more consistently present its ongoing results of operations.

(5) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. For the quarter end periods the impact of non-cash stock based compensation expense was $0.7 million and $0.6 million in 2022 and 2021, respectively and the impact of intangible amortization was $46 thousand in 2021. For the nine month periods the impact of non-cash stock based compensation expense was $2.7 million and $2.5 million in 2022 and 2021, respectively; the impact of intangible amortization was $32 thousand and $201 thousand in 2022 and 2021, respectively and the impact on the restructuring charge reversal was $172 thousand in 2022.

Page 8 of 8 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	December 30,	September 30,	December 31,
	2022	2022	2021
Revenue Concentration:
(% of total revenue)
Top customer	5%	7%	6%
Top 5 customers	16%	18%	15%
Top 10 customers	26%	26%	22%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,120	1,121	1,106
Total headcount	1,345	1,342	1,308
Days sales outstanding (DSO)	63	66	66
Cash provided by operating activities (in thousands)	$24,827	$9,789	$19,885
Depreciation (in thousands)	$814	$838	$809
Amortization (in thousands)	$-	$-	$233
Capital expenditures (in thousands)	$1,494	$896	$986

Remaining Plan authorization:
Shares purchased (in thousands) (1)	4,889	-	10
Cost of shares repurchased (in thousands) (1)	$115,937	$—	$224
Average price per share of shares purchased	$23.71	$—	$21.64
Remaining Plan authorization (in thousands) (2)	$14,672	$10,609	$11,244

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	31	3	998
Cost of shares purchased (in thousands)	$646	$69	$19,767
Average price per share of shares purchased	$20.93	$21.05	$19.81

(1) Includes the shares repurchased through the Tender Offer transaction in December from which the Company acquired 4.9 million shares at $23.71 per share, or $115.9 million, inclusive of transaction related fees.

(2) The Company's Board of Directors approved an additional $120.0 million to its share repurchase plan in November 2022.